UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption “In re Garrett Motion Inc., 20-12212.”

In connection with the Chapter 11 Cases, on January 11, 2021, the Company entered into a Plan Support Agreement (the “Plan Support Agreement”) with Centerbridge Partners, L.P., Oaktree Capital Management, L.P., Honeywell International Inc. and certain other investors and parties (collectively, the “CO Group”) regarding restructuring transactions (the “Restructuring Transactions”) pursuant to a Chapter 11 plan of reorganization (the “Approved Plan”) on the terms and conditions set forth in the Plan Support Agreement.

The material terms of the Plan Support Agreement include, among other things:

•	Committed direct equity investment by certain members of the CO Group in the amount of $1,050.8 million in the aggregate in cash;

•

A rights offering of the reorganized Company’s common stock for a maximum aggregate value of $200 million to existing holders of the Company’s common stock, backstopped by certain members of the CO Group on a fully committed basis;

•

Holders of the Company’s existing common stock may retain their stock or, at each stockholder’s election (unless such stockholder is a party to the Plan Support Agreement), receive cash at $6.25 per share in exchange for cancellation of their shares;

•	Payment in full of all customer, supplier, trade, vendor, employee, pension, regulatory, environmental and other liabilities of the Debtors and their worldwide subsidiaries; and

•

A final global settlement for substantially all claims by Honeywell International Inc. and its affiliates (including spin-off-related claims, but excluding claims arising under ordinary course business dealings).

The Plan Support Agreement contains customary representations, warranties and covenants. The Plan Support Agreement is subject to certain termination events, subject to certain exceptions, including (a) the breach by any party of any of the representations, warranties, covenants, obligations or commitments set forth therein, where such breach would materially and adversely interfere with the Restructuring Transactions and remains uncured; (b) the issuance by any governmental authority of an order that would have an adverse effect on a material provision of the Plan Support Agreement or a material portion of the Restructuring Transactions or the Approved Plan or a material adverse effect on the Debtors’ business; (c) an examiner, trustee or receiver is appointed in the Chapter 11 Cases; (d) conversion of one or more of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code or dismissal of any of the Chapter 11 Cases; (e) if any of the restructuring documents after completion (i) contain terms, conditions, representations, warranties or covenants that are materially inconsistent with the terms of the Plan Support Agreement, (ii) are materially and adversely amended or modified with respect to the terminating party or (iii) are withdrawn without the consent of the applicable party; (f) if any party proposes, supports, assists, solicits or files a pleading seeking approval of any alternative transaction without the prior written consent of certain parties; (g) if, on or after April 19, 2021, an Approved Plan is not filed with the Bankruptcy Court, subject to certain extensions; (h) if the effective date of the Approved Plan has not occurred by June 30, 2021, subject to certain extensions; (i) if the Bankruptcy Court grants relief that is inconsistent with the Plan Support Agreement in any material respect or that would materially frustrate the purposes of the Plan Support Agreement; or (j) by the Debtors, if their boards of directors reasonably determine in good faith after receiving the advice of outside counsel that the Debtors’ continued performance under the Plan Support Agreement would be inconsistent with the exercise of such boards’ fiduciary duties under applicable law.

The Company’s performance and obligations under the Plan Support Agreement are subject to approval by the Bankruptcy Court and other customary closing conditions.

The foregoing description of the Plan Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Support Agreement, which is furnished as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release

On January 11, 2021, the Company issued a press release announcing, among other things, the entry into the Plan Support Agreement, as described above in Item 1.01. The press release is furnished as Exhibit 99.1 hereto.

Auction Notice

In connection with the Chapter 11 Cases, and pursuant to bid procedures approved by the Bankruptcy Court, the Debtors held an auction (the “Auction”) and, on January 8, 2021, filed an auction notice (the “Auction Notice”) with the Bankruptcy Court stating that the proposal (the “Subscription Agreement Proposal”) submitted by AMP Alberta Holdings, LP, an affiliate of KPS (as defined below), the successful bid at the Auction based on the written bids received. The Subscription Agreement Proposal is furnished as Exhibit 99.2 hereto.

The second place bid at Auction was a proposal from Owl Creek Asset Management, L.P., Warlander Asset Management, L.P., Jefferies LLC, Bardin Hill Opportunistic Credit Master Fund LP, Marathon Asset Management L.P., and Cetus Capital VI, L.P., or the affiliates thereof, which is furnished as Exhibits 99.3 through 99.5 hereto and included an original proposal, various overbids and a subsequent “best and final” bid.

As noted in the Auction Notice, in addition to the written bids received at Auction, the Debtors simultaneously reviewed, considered and discussed with consulting professionals proposals made in parallel by the CO Group. Upon consideration of all proposals received, the Debtors determined that the final proposal made by the CO Group is higher and better than the Subscription Agreement Proposal. Accordingly, the Debtors entered into the Plan Support Agreement and will file an amended plan of reorganization and an amended disclosure statement with the Bankruptcy Court (as further disclosed below).

Stalking Horse Purchase Agreement Termination Provisions

Pursuant to the terms of the share and asset purchase agreement (the “Stalking Horse Purchase Agreement”), dated September 20, 2020, by and among certain of the Debtors (the “Sellers”), AMP Intermediate B.V. and AMP U.S. Holdings, LLC, each affiliates of KPS Capital Partners, LP (together with its affiliates, as applicable, “KPS”), any party to the Stalking Horse Purchase Agreement may terminate the Stalking Horse Purchase Agreement upon the Debtors’ entry into a definitive agreement to implement an alternative transaction. Accordingly, following the Company’s entry into the Plan Support Agreement, the Stalking Horse Purchase Agreement may be terminated according to its terms. Under the terms of the Stalking Horse Purchase Agreement, such termination will be subject to KPS’s right to receive a termination payment equal to $63 million and reimbursement of certain reasonable, documented, out-of-pocket costs and expenses, including those incurred by KPS in connection with the negotiation, drafting and execution of the Stalking Horse Purchase Agreement.

The foregoing description of the Stalking Horse Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stalking Horse Purchase Agreement, which is furnished as Exhibit 10.2 hereto.

Filing of Plan of Reorganization and Related Disclosure Statement

On January 8, 2021, in order to comply with certain milestones set forth in the Stalking Horse Purchase Agreement, the Debtors filed a plan of reorganization, related disclosure statement, and a motion to approve, among other things, the disclosure statement and plan solicitation procedures and materials with the Bankruptcy Court.

Following the Debtors’ entry into the Plan Support Agreement, the Debtors intend to file an amended plan of reorganization and an amended disclosure statement reflecting the Restructuring Transactions contemplated by the

Plan Support Agreement. There can be no assurance that any such plan of reorganization will be approved by the Bankruptcy Court or that the Company will be successful in completing any of the Restructuring Transactions contemplated by the Plan Support Agreement, any other similar transactions on the terms set forth in such plan of reorganization, on different terms or at all.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 through 99.5, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s quarterly report on Form 10-Q for the period ended September 30, 2020, as well as the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Plan Support Agreement, dated as of January 11, 2021, by and among the Debtors, Centerbridge Partners, L.P., Oaktree Capital Management, L.P., Honeywell International Inc., and the additional parties named therein.

10.2	Share and Asset Purchase Agreement, dated as of September 20, 2020, by and among Garrett Motion Inc., Garrett Motion Holdings Inc., Garrett ASASCO Inc., Garrett Motion Holdings II Inc., AMP Intermediate B.V. and AMP U.S. Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on September 21, 2020).

99.1	Press Release, dated January 11, 2021.

99.2	Subscription Agreement Proposal, dated January 5, 2021.

99.3	Proposed Backstop Commitment Agreement, dated as of December 20, 2020 (incorporated by reference to Exhibit 3 to the Schedule 13D/A filed by Warlander Asset Management, L.P., on January 7, 2021).

99.4	Revised Bid Letter, dated as of January 4, 2021, submitted by Cetus Capital VI, L.P., Owl Creek Asset Management, L.P., Warlander Asset Management, L.P., Jefferies LLC, Bardin Hill Opportunistic Credit Master Fund LP, and Marathon Asset Management L.P. (incorporated by reference to Exhibit 4 to the Schedule 13D/A filed by Warlander Asset Management, L.P., on January 7, 2021).

99.5	Further Revised Bid Letter, dated as of January 5, 2021, submitted by Cetus Capital VI, L.P., Owl Creek Asset Management, L.P., Warlander Asset Management, L.P., Jefferies LLC, Bardin Hill Opportunistic Credit Master Fund LP, and Marathon Asset Management L.P. (incorporated by reference to Exhibit 5 to the Schedule 13D/A filed by Warlander Asset Management, L.P., on January 7, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2021	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary